Exhibit 99.3

EXTENDED STAY AMERICA ANNOUNCES DISTRIBUTIONS
FOR FOURTH QUARTER 2017
- Distribution of $0.21 per Paired Share -
CHARLOTTE, N.C. - February 27, 2018 (GlobeNewswire) - Extended Stay America, Inc. (NYSE:STAY) and its subsidiary, ESH Hospitality, Inc., today announced that their Boards of Directors have declared a combined cash distribution of $0.21 per Paired Share for the fourth quarter of 2017. This includes a distribution of $0.15 per share payable to ESH Hospitality, Inc.’s Class A and Class B common shareholders and a distribution of $0.06 per share payable to Extended Stay America, Inc.’s common shareholders. These distributions will be payable on March 27, 2018 to shareholders of record as of March 13, 2018.
Forward Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2018 outlook, the expected timing, completion and effects of any proposed asset disposals, expected performance, free cash flow, debt reduction, distribution growth, franchised new builds, owned new builds and other growth opportunities, as such, involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from projected results or performance implied by forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2018 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company, its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Exhibit 99.3

About Extended Stay America
Extended Stay America, Inc. (“ESA”) is the largest integrated hotel owner/operator in North America.  Its subsidiary, ESH Hospitality, Inc. (“ESH”), is the largest lodging REIT in North America by unit and room count, with 599 hotels and approximately 66,000 rooms in the U.S. ESA manages all of ESH’s hotel properties and also manages 26 additional Extended Stay America hotels, providing over 8,000 jobs at Extended Stay America hotels and corporate headquarters. Extended Stay America® is the leading brand in the mid-priced extended stay segment, with approximately twice as many rooms as its nearest competitor. Visit www.esa.com for more information.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@esa.com	tatkins@esa.com